As Filed with the Securities and Exchange Commission on February 20, 1998
                                                      Registration No. 33-60222

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM S-8 POS
                                 AMENDMENT NO. 2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           GENERAL COMMUNICATION, INC.
               (Exact name of issuer as specified in its Charter)

            ALASKA                                               92-0072737
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

          2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
               (Address of Principal Executive Offices) (zip code)

                           GENERAL COMMUNICATION, INC.
                         REVISED 1986 STOCK OPTION PLAN
                            (Full title of the plan)

                                 John M. Lowber
                           General Communication, Inc.
                   2550 Denali Street, Suite 1000, Anchorage,
                                Alaska 99503-2781
                    (Name and address of agent for service)
                                 (907) 265-5600
          (Telephone number, including area code, of agent for service)

                              Copy to: J. J. Brecht
      Wohlforth, Argetsinger, Johnson & Brecht, A Professional Corporation
             900 West 5th Avenue, Suite 600, Anchorage, Alaska 99501
                                 (907) 276-6401

                                           CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                   Proposed              Proposed Maximum           Amount of
 Title of Securities to        Amount to            Maximum             Aggregate Offering        Registration
      be Registered          be Registered      Offering Price (1)             Price                    Fee
----------------------------------------------------------------------------------------------------------------
General Communication,
Inc. Class
A Common Stock                  2,500,000       $19,062,500                $19,062,500           $5,623.44
=================================================================================================================

         1 Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of $7.75 per share and $7.50 per share, respectively, for the Class A common stock, i.e., an average of $7.625 per share, which will be the subject of the options under the Plan, as quoted on the Nasdaq Stock Market on February 17, 1998.
-----------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information

         The contents of the initial Registration Statement pertaining to the General Communication, Inc. Revised 1986 Stock Option Plan filed with the Securities and Exchange Commission on Form S-8 on April 5, 1993 (Registration No. 33-60222) and the post-effective amendment no. 1 filed with the Commission on Form S-8 POS on August 24, 1995, and the Company's 1996 Annual report on Form 10-K, as amended, are incorporated by reference into this Amendment No. 2 to that Registration Statement. Required opinions, consents, and signatures are included in this amendment.


Item 2.  Registrant Information and Employee Plan Annual Information

         See Item 1.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         See Item 1.

Item 4.  Description of Securities

         See Item 1.

Item 5.  Interests of Named Experts and Counsel

         See Item 1.

Item 6.  Indemnification of Directors and Officers

         See Item 1.

Item 7.  Exemption from Registration Claimed

         See Item 1.



Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 2

Item 8.  Exhibits

         See Exhibit Index and exhibits at the end of this Amendment No. 2 to the Registration Statement.

Item 9.  Undertakings

         The Company hereby undertakes each and every one of the following:

          (1)     To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (adopted pursuant to the Securities Act of 1933, as amended) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) To agree that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;



Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 3

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) To agree that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) To disclose, in so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable; and in the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, to submit, unless in the opinion of its counsel the matter has been settled by controlling precedent, to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in that act and to be governed by the final adjudication of that issue.



Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 4

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on February 17th, 1998.

                                                     GENERAL COMMUNICATION, INC.
                                                     (Registrant)


By:      /s/                                 By:  /s/
         Ronald A. Duncan                         John M. Lowber
         President and Chief                      Chief Financial Officer
         Executive Officer                        (Principal Financial Officer)
         (Principal Executive Officer)

                                             By:  /s/
                                                  Alfred J. Walker
                                                  Vice President & Chief
                                                  Accounting Officer
                                                  (Principal Accounting Officer)



Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 5

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         /s/                                                  1/30/98
Ronald A. Duncan                                              Date
President, Chief Executive Officer and Director
(Principal Executive Officer)


         /s/                                                  1/30/98
Carter F. Page                                                Date
Chairman of the Board
and Director


         /s/                                                  1/30/98
Robert M. Walp                                                Date
Vice Chairman of the Board
and Director



Donne F. Fisher, Director                                     Date


         /s/                                                  1/30/98
Jeffery C. Garvey, Director                                   Date


         /s/                                                  1/30/98
John W. Gerdelman, Director                                   Date


         /s/                                                  1/30/98
William P. Glasgow, Director                                  Date


         /s/                                                  1/30/98
Donald Lynch, Director                                        Date


         /s/                                                  1/30/98
Larry E. Romrell, Director                                    Date

         /s/                                                  1/27/98
James M. Schneider, Director                                  Date




Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 6

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates indicated, effective for the Plan as of February 20, 1998.

GENERAL COMMUNICATION, INC. REVISED 1986 STOCK OPTION PLAN

By:      Stock Option Plan Committee


         /s/                                         1/30/98
Jeffery C. Garvey                                    Date, Location


         /s/                                         1/30/98, Washington, D.C.
John W. Gerdelman                                    Date, Location


         /s/                                         1/30/98
William P. Glasgow                                   Date, Location


         /s/                                         1/30/98
Donald Lynch                                         Date, Location


         /s/                                         1/30/98
Larry E. Romrell                                     Date, Location


         /s/                                         1/30/98
Robert M. Walp                                       Date, Location





Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 7

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549










                                   EXHIBITS TO



                         FORM S-8 REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                       FOR THE GENERAL COMMUNICATION, INC.

                         REVISED 1986 STOCK OPTION PLAN








Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 8

                                  EXHIBIT INDEX
Exhibit No.
                                   Description

4                    Instruments defining rights of security holders,  including
                     indentures  4.1  Restated   Articles  of  Incorporation  of
                     General Communication, Inc.

4.2 (1)              Bylaws of General Communication, Inc.

4.3.2 Separate resolutions of Board of Directors of the Company and of Shareholders of the Company dated December 17, 1986 from meetings at which the board established and the shareholders approved the establishment of the 1986 Stock Option Plan

4.3.2 Copy of the General Communication, Inc. Revised 1986 Stock Option Plan revised as of January 9, 1998

4.3.3 (2)            Resolution of  Shareholders of the Company adopted at their
                     September 15, 1988 meeting approving an increase in the number of shares allocated to the Plan by 250,000 shares of Class A common stock

4.3.4 (2)            Resolution of  Shareholders of the Company adopted at their
                     November 12, 1991 meeting approving  certain  amendments to
                     the  Plan   including   increasing  the  number  of  shares
                     allocated to the Plan by 1,500,000 shares of Class A common stock

4.3.5 (2)            Resolution of Board of Directors of the Company  adopted at
                     its  meeting  on  December  5-6,  1991  approving   certain
                     amendments to the Plan including changing the option price per share to less than, equal to, or greater than the market value, extending the option exercise period from five to ten years, and making other changes to the Plan

4.3.6 (2)            Resolution of Board of Directors of the Company at its June
                     4, 1992 meeting to make certain changes to cause the Plan to comply with Rule 16b-3

4.3.7 (3)            Resolution of Board of Directors of the Company  adopted at
                     its  meeting  on  February   9,  1995   approving   certain
                     amendments to the Plan including increasing the number of shares allocated to the Plan by 850,000 shares of Class A common stock



Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 9

4.3.8 (3)            Resolution of  Shareholders of the Company adopted at their
                     June 20, 1995 meeting approving certain amendments to the Plan recommended by the Board of Directors including increasing the number of shares allocated to the Plan by 850,000 shares of Class A common stock

4.3.9 Resolution of the Board of Directors of the Company adopted at its meeting on February 6, 1997, approving an amendment to the Plan increasing the number of shares allocated to the Plan by 2,500,000 shares of Class A common stock

4.3.10 Resolution of Shareholders of the Company adopted at their November 25, 1997, meeting approving an amendment to the Plan recommended by the Board of Directors increasing the number of shares allocated to the Plan by 2,500,000 shares of Class A common stock

5                    Opinion re legality

5.1 (2)              Legal Opinion on Legality of Options and Shares dated March
                     30, 1993

5.2 (3)              Legal Opinion on Legality of Options and Shares dated
                     August 23, 1995

5.3                  Legal opinion on Legality of Options and Shares dated
                     February 20, 1998

15                   None

23                   Consents

23.1 Consent of Wohlforth, Argetsinger, Johnson & Brecht, A Professional Corporation

23.2 Consent of Harris, Orr, Wakayama & Mason, A Professional Limited Liability Company

23.3                 Consent of KPMG Peat Marwick LLP

99                   None

---------------------------------------------

1/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1992.

2/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's Registration for the Plan (Registration No. 33-60222) filed April 5, 1993.





Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 10

3/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's post-effective amendment no. 1 to the Company's Registration for the Plan (Registration No. 33-60222) filed August 24, 1995.








Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 11